EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the registration statement on Form S-1 of NEXX Systems, Inc. of our report dated February 11, 2010, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to the reference to our firm under the caption “Experts” in such Prospectus.

/S/ MCGLADREY & PULLEN, LLP

Burlington, Massachusetts
February 11, 2010